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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


             Date of Report (earliest event reported): June 1, 1999





                      TELESERVICES INTERNATIONAL GROUP INC.
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             (Exact name of registrant as specified in its charter)




           Florida                   33-11059-A                59-2773602
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)             File Number)           Identification No.)



100 Second Avenue South, Suite 1000, St. Petersburg, Florida         33701
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          (Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:      (727) 895-4410
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

A. Special Shareholders' Meeting. On Thursday, July 8, 1999, the Company will hold a Special Shareholders' Meeting. The purpose of the meeting is to (i) approve the name change of the Company from TeleServices International Group Inc. to TeleServices Internet Group Inc., and (ii) approve an increase in the authorized common stock of the Company from 100,000,000 shares to 300,000,000 shares. Only shareholders who owned stock at the close of business on May 24, 1999 will be entitled to vote at this meeting or any adjournments that may take place. The date of the meeting, which was originally scheduled to be held on June 28, 1999, has been moved to July 8, 1999. This date change was necessary due to the independent mailing agent's failure to timely send notices to all shareholders.

B. Reorganization of Business Operations; Change in Management. In June of 1999, the Company announced a strategic realignment which involved eliminating its Online Services Division and focusing on its myMusicCard program and its Web-based call center. As a result of this change in business focus, the following changes occurred:

     John Hwang resigned as an employee and director of the Company and J. R. LeShufy replaced Mr. Hwang as a director. J. R. LeShufy was president of Basic Investments, Ltd., a major investor in the Company. He is also a director of Inkine Pharmaceuticals (NASDAQ:INKP), a biopharmaceutical company. Mr. LeShufy is a private investor and entrepreneur with a background in developing companies. He was the president and founder of Consolidated Fine Arts Ltd., an innovative marketing company for the visual arts, primarily in graphics and art books.

     James Guild and Robert Newton resigned as employees of the Company. The duties of overseeing the operations of the Company will be assumed by a Management Committee comprised of Robert Gordon, Chairman and CEO; Paul Henry, Managing Director; and Tony Peterson, VP Finance.

     The vice presidents of the myMusicCard group will manage account relationships as follows: Lifetime Learning Systems and the National Music Foundation, Joseph Avila, VP; The Signature Group and TEMPO, Jeannie Lewin, VP; Nettaxi Online, the Babe Ruth League and the Tampa Bay Lightning and Ice Palace, and new account development, Kimberly Haber, VP of Sales and Marketing. Richard Olson, Vice President, will continue to oversee the myMusicCard distributor program, which has commenced operations.

     Timothy Heidemann, Vice President of Call Center Operations, will continue to operate the Web-based call center, and Hernan Ramirez will continue as Vice President of Bilingual Programs in the TeleServices Division.

C. Lawsuit Settled. On June 8, 1999, a lawsuit pending in Circuit Court for Pinellas County, Florida was dismissed after a court-approved settlement in the case. The lawsuit originated on February 9, 1998, when Robert P. Gordon, who is an officer and director of the Company, individually filed a lawsuit against Felcrest Trading Ltd. ("Felcrest"). On October 23, 1998, Felcrest filed a third party complaint against the Company, VSI (the Company's subsidiary), and current and former officers and directors of the Company and VSI and other third parties. Pursuant to the settlement, the Company issued an aggregate of 4,402,923 shares of its common stock to Felcrest and the former officers and directors who had indemnification claims



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against the Company for the legal fees they incurred, while Mr. Gordon returned
4,402,923 of his shares to the Company for cancellation. Consequently, there was no increase in the outstanding shares of common stock as a result of the settlement. The issuance by the Company was exempt from registration pursuant to
Section 3(a)(10) of the Securities Act of 1933.

D. Escrow of Shares Pursuant to Convertible Debentures. On June 2, 1999, Robert P. Gordon returned 7,000,000 of his shares of common stock to the Company for cancellation to allow the Company to place an additional 7,000,000 shares in escrow for the benefit of holders of convertible debentures. The Company is obligated to reissue 7,000,000 shares to Mr. Gordon after the shareholders approve an amendment to the articles of incorporation to increase the authorized common stock of the Company.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TELESERVICES INTERNATIONAL GROUP INC.



                                     By: /s/ Robert P. Gordon
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                                         Robert P. Gordon, Chairman

Date:  June 23, 1999



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